Exhibit 4.6

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No.333-185152 on Form F-10 of our reports dated March 21, 2013 relating to the consolidated financial statements of Silver Wheaton Corp. and the effectiveness of Silver Wheaton Corp.’s internal control over financial reporting appearing in the Annual Report on Form 40-F of Silver Wheaton Corp. for the year ended December 31, 2012.

/s/ Deloitte LLP
Independent Registered Chartered Accountants
Vancouver, Canada
May 7, 2013